Exhibit 10.20

WAIVER, CONSENT, AND AMENDMENT NO. 4

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND

AMENDMENT TO OTHER AGREEMENTS

This WAIVER, CONSENT, AND AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT TO OTHER AGREEMENTS (this “Amendment”) is entered into as of March 8, 2021, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent (in such capacity, “Agent”) for each member of the Lender Group and the Bank Product Provider (as each such term is defined in the Credit Agreement referred to below), KINERGY MARKETING LLC (“Kinergy”), and ALTO NUTRIENTS, LLC, formerly known as Pacific AG. Products, LLC (“Alto” and together with Kinergy, each individually, a “Borrower” and collectively, the “Borrowers”).

WHEREAS, Borrowers, Agent and Lenders (as defined below) have entered into certain financing arrangements as set forth in (a) the Second Amended and Restated Credit Agreement, dated as of August 2, 2017, by and among Agent, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and Borrowers (as amended, restated, renewed, extended, supplemented, substituted and otherwise modified from time to time, the “Credit Agreement”) and (b) the Loan Documents (as defined in the Credit Agreement);

WHEREAS, Borrowers have advised Agent that “Pacific Ag. Products, LLC” has changed its name to “Alto Nutrients, LLC” (the “Name Change”), and have requested that Agent and Lenders have consent to the Name Change, subject to the terms and conditions of this Amendment; and

WHEREAS, Borrowers have advised Agent that Parent has changed its name to “Alto Ingredients, Inc.”, and Agent and Lenders have agreed to amend the terms and provisions of the Credit Agreement to reflect such name change of Parent.

NOW, THEREFORE, upon the mutual agreements and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Credit Agreement.

2. Waiver and Consent to Name Change. Notwithstanding anything to the contrary set forth in the Loan Documents, and subject to the terms and conditions set forth herein, Agent and the Lenders hereby:

(a) Waive the application of each covenant or restriction set forth in the Loan Documents (including, without limitation, Section 7(1) of the Guaranty and Security Agreement) that would prohibit, restrict, or be violated by the Name Change; and

(b) Consent to the Name Change.

3. Amendments to Credit Agreement and other Loan Documents. Effective as of the date hereof:

(a) All references to “Pacific Ag. Products, LLC” in the Credit Agreement and each other Loan Document, as a “Borrower”, “Grantor”, or otherwise, shall be deemed, and each such reference is hereby amended, to mean “Alto Nutrients, LLC”.

(b) The definition of “Parent” appearing in Section I . I of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Parent” means Alto Ingredients, Inc., a Delaware corporation.”

4. Additional Representation. In addition to the continuing representations, warranties and covenants at any time made by Borrowers to Agent and Lenders pursuant to the Credit Agreement, and the other Loan Documents, Borrowers hereby jointly and severally represent, warrant and covenant with and to Agent and Lenders that, as of the date of this Amendment and after giving effect hereto, no known Default or Event of Default exists or has occurred and is continuing.

5. Release. In consideration of the agreements of Agent and Lenders contained herein and the making of loans by or on behalf of Agent and Lenders to Borrowers pursuant to the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower on behalf of itself and its successors, assigns, and other legal representatives (the “Releasing Parties”), hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent, each Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, whether liquidated or unliquidated, matured or unmatured, asserted or unasserted, fixed or contingent, foreseen or unforeseen and anticipated or unanticipated, which any Releasing Party may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in relation to, or in any way in connection with the Credit Agreement, as amended and supplemented through the date hereof, this Amendment and the other Loan Documents. Each Releasing Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

It is the intention of the Releasing Parties that the above release shall be effective as a full and final release of each and every matter specifically and generally referred to above clause (a). Each Releasing Party acknowledges and represents that it has been advised by independent legal counsel with respect to the agreements contained herein and with respect to the provisions of California Civil Code Section 1542, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR OR RELEASEE.” Each Releasing Party, being aware of said code section, expressly waives on its own behalf and on behalf of those for which such Releasing Party is giving the release, any and all rights either may have thereunder, as well as under any other statute or common law principle of similar effect, with respect to any of the matters released herein. This release shall act as a release of all included claims, rights and causes of action, whether such claims are currently known, unknown, foreseen or unforeseen and regardless of any present lack of knowledge as to such claims. Each Releasing Party understands and acknowledges the significance and consequence of this waiver of California Civil Code Section 1542, and hereby assumes full responsibility for any injuries, damages, losses or liabilities released herein.

6. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the receipt by Agent of an original (or electronic copy) of this Amendment (and all exhibits hereto) duly authorized, executed and delivered by Borrowers and Lenders.

7. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement are intended or implied and in all other respects the Credit Agreement is hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment, on the one hand, and Credit Agreement, on the other hand, the terms of this Amendment shall control.

8. Further Assurances. Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

9. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of California (without giving effect to principles of conflict oflaws).

11. Counterparts. This Amendment and any notices delivered under this Amendment, may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment or on any notice delivered to Agent under this Amendment. This Amendment and any notices delivered under this Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Amendment and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of this Amendment or notice.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS:

KINERGY MARKETING LLC,

as a Borrower

By:	/s/ Bryon McGregor
Name:	Bryon McGregor
Title:	Chief Financial Officer

ALTO NUTRIENTS, LLC,

as a Borrower

By:	/s/ Bryon McGregor
Name:	Bryon McGregor
Title:	Chief Financial Officer

ACKNOWLEDGED:

ALTO INGREDIENTS, INC.

as a Guarantor

By:	/s/ Bryon McGregor
Name:	Bryon McGregor
Title:	Chief Financial Officer

AGENT AND LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Agent and sole Lender

By:	/s/ Carlos Valles
Name:	Carlos Valles
Title:	Vice President

Signature Page to Waiver, Consent, and Amendment No. 4